CONSENT OF INDEPENDENT AUDITORS



         We consent to the use in this Registration Statement on Form S-11, by Intervest Corporation of New York of our report dated January 22, 1997 on the financial statements and schedule IV of Intervest Corporation of New York as at December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 and to the reference to our firm, appearing under the heading "Experts" in the Prospectus.



Richard A. Eisner & Company, LLP

New York, New York
March 4, 1997


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